As filed with the Securities and Exchange Commission on April 28, 2004

                                           Registration No. 04-000010
________________________________________________________________________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933


                       INTERTAPE POLYMER GROUP INC.
          (exact name of registrant as specified in its charter)

               Canada                                            None
    (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification No.)


                      110 E Montee de Liesse Boulevard
                     St. Laurent, Quebec, Canada H4T 1N4
                               (514) 731-7591

       (Address of Principal Executive Offices, including Zip Code)

               Amended Executive Stock Option Plan (2000)
               Amended Executive Stock Option Plan (2002)
                       (Full title of the plans)

                          Burgess H. Hildreth
                     Intertape Polymer Group Inc.
                        3647 Cortez Road West
                      Bradenton, Florida  34210

               (Name and address of agent for service)


                                 CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________
                                                  Proposed Maximum    Proposed Maximum       Amount of
Title of Each Class of           Amount to be      Offering Price        Aggregate         Registration
Securities to be Registered(1)   Registered(1)     Per Share (2)     Offering Price (2)       Fee (2)
_______________________________________________________________________________________________________

Common Shares, no par value
approved for issuance under
the Amended Executive Stock
Option Plan (2000)                 424,497           $14.71(2)          $6,244,351          $  791.16

Common Shares, no par value
approved for issuance under
the Amended Executive Stock
Option Plan (2002)                 531,922           $8.50(3)           $4,521,337          $  572.85
                                  ________
                      TOTAL        956,419 (1)         ----             $10,765,688         $1,364.01

(1) This Registration Statement covers an aggregate of 956,419 shares of Common Stock of Intertape Polymer Group Inc. to be issued under its Amended Executive Stock Option Plan (2000) and Amended Executive Stock Option Plan
     (2002).

(2) Amount represented on an as converted basis from Canadian dollars to U.S. dollars as of August 2, 2000, the date of the highest exercise price of options granted prior to the Amended Executive Stock Option Plan (2002) [Canadian $21.94].

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Shares of Intertape Polymer Group Inc. as reported on the New York Stock Exchange on April 27, 2004.

                                    PART I
                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1:  Plan Information

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Amended Executive Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2:  Registrant Information and Employee Plan Annual Information

     Intertape Polymer Group Inc. will provide, without charge, to participants in the Amended Executive Stock Option Plan, upon written or oral request, copies of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the
Section 10(a) prospectus, as well as copies of other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests should be directed to Burgess H. Hildreth, Intertape Polymer Group Inc., 3647 Cortez Road West, Bradenton, Florida 34210. Intertape Polymer Group Inc.'s telephone number is 877-318-5752.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Certain Documents by Reference

     Intertape Polymer Group Inc. hereby incorporates by reference in this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):

(1) Annual Report on Form 40-F for the fiscal year ended December 31, 2002 filed May 20, 2003, File No. 03-000006.

(2) The description of Intertape Polymer Group Inc.'s common shares contained in Form 8-A filed November 13, 1991, File No. 001-10928, including any amendment or report updating this description.

(3) 2003 First Quarterly Report on Form 6-K filed May 22, 2003, File No. 03-000008.

(4) 2003 Second Quarterly Report on Form 6-K filed August 12, 2003, File No. 03-000018.

(5) 2003 Third Quarterly Report on Form 6-K filed November 14, 2003, File No. 03-000039.

(6) Registration Statement on Form S-8 filed August 19, 2003, File No. 03-000021, in connection with Intertape Polymer Group Inc.'s USA Employees' Stock Ownership and Retirement Savings Plan.

(7) Registration Statement on Form F-3 filed October 24, 2003, File No. 03-000031, regarding 1,030,767 Common Shares of Intertape Polymer Group Inc. held by N. Quintas-Projectos E Investimentos, S.A.

(8)     Reports on Form 6-K filed as follows:

                April 7, 2003           File No. 03-004599
                April 30, 2003          File No. 03-000004
                June 13, 2003           File No. 03-000009; File No. 03-000010;
                                        File No. 03-000011; File No. 03-000012
                July 14, 2003           File No. 03-000014
                July 28, 2003           File No. 03-000016
                September 8, 2003       File No. 03-000023
                September 24, 2003      File No. 03-000026
                September 30, 2003      File No. 03-000028
                October 15, 2003        File No. 03-000029
                November 4, 2003        File No. 03-000037
                December 5, 2003        File No. 03-000040
                December 22, 2003       File No. 03-000041
                February 4, 2004        File No. 04-000002
                February 20, 2004       File No. 04-000004
		April 27, 2004          File No. 04-000006

(9) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by Intertape Polymer Group Inc.'s annual report referenced in (1) above.

     All documents subsequently filed by Intertape Polymer Group Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Amended Executive Stock Option Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:  Description of Securities

     Not applicable.

Item 5:  Interests of Named Experts and Counsel

     None of the following experts or counsel has, nor shall any of them receive, any interest that would require disclosure in this Registration Statement.

Certain legal matters relating to Canadian law will be passed upon for Intertape Polymer Group Inc. by Stikeman Elliott LLP, Montreal, Quebec, Canada. Michael L. Richards, a Director of Intertape Polymer Group Inc., is a senior partner in the law firm of Stikeman Elliott LLP.

     The financial statements and the related financial statement schedules included in or incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Raymond Chabot Grant Thornton, General Partnership, independent chartered accountants, Montreal, Quebec, Canada.

Item 6:  Indemnification of Directors and Officers

Under the Canada Business Corporations Act, Intertape Polymer Group Inc. may indemnify a present or former director or officer or a person who acts or acted at its request as a director or officer of another corporation of which Intertape Polymer Group Inc. is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Intertape Polymer Group Inc. or such other corporation and provided that the director or officer acted honestly and in good faith with a view to Intertape Polymer Group Inc.'s best interests, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Intertape Polymer Group Inc. as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the Canada Business Corporation Act, the By-Laws of Intertape Polymer Group Inc. provide that it shall indemnify a present or former director or officer or a person who acts or acted at Intertape Polymer Group Inc.'s request as a director or officer of a body corporate of which Intertape Polymer Group Inc. is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfaction of judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Intertape Polymer Group Inc. or such body corporate, if (i) he or she acted honestly and in good faith with a view to Intertape Polymer Group Inc.'s best interests; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Intertape Polymer Group Inc. will also indemnify such person in such other circumstances as the Canada Business Corporation Act or law permits or requires. The By-Laws do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the By-Laws.

A directors' and officers' liability insurance policy is maintained by Intertape Polymer Group Inc., which insures directors and officers for losses as a result of claims against the directors and officers of Intertape Polymer Group Inc. in their capacity as directors and officers and also reimburses Intertape Polymer Group Inc. for payments made pursuant to the indemnity provisions under the Canada Business Corporation Act and the By-Laws of Intertape Polymer Group Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Intertape Polymer Group Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against United States public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable in the United States. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Item 7:  Exemption from Registration Claimed

     Not applicable.

Item 8:  Exhibits

        Exhibit
        Number              Document Description

        4.1        Amended Executive Stock Option Plan (2000)
        4.2        Amended Executive Stock Option Plan (2002)
        5.1 Opinion of Stikeman Elliott LLP regarding legality of securities being registered
       23.1        Consent of Counsel (Contained in Exhibit 5.1)
       23.2        Consent of Independent Chartered Accountants
       24.1 Power of Attorney (included on Signature Page of this Registration Statement)

Item 9.  Undertakings

     (a)     The undersigned, Intertape Polymer Group Inc., hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Paragraphs 1(i) and 1(ii) above do not apply, however, if the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned, Intertape Polymer Group Inc., hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Incorporated Annual and Quarterly Reports. The undersigned, Intertape Polymer Group Inc., hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Indemnification for Liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Intertape Polymer Group Inc., pursuant to the foregoing provisions, or otherwise, Intertape Polymer Group Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Intertape Polymer Group Inc. of expenses incurred or paid by a director, officer or controlling person of Intertape Polymer Group Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Intertape Polymer Group Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Intertape Polymer Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on April 27, 2004.

                              INTERTAPE POLYMER GROUP INC.
                                     (Registrant)

                              By:/s/Andrew M. Archibald
                                 Name: Andrew M. Archibald, C.A.
                                 Title:  Chief Financial Officer, Secretary
                                         and Vice President, Administration


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Andrew M. Archibald or Melbourne F. Yull and each of them, as his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign in the name and on behalf of such person individually and in the capacities stated below, any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                        Title                             Date

/s/Melbourne F. Yull
Melbourne F. Yull              Chairman of the Board of
                               Directors and Chief Executive
                               Officer
                               (Principal Executive Officer)   April 26, 2004

/s/Andrew M. Archibald
Andrew M. Archibald, C.A.      Vice President, Administration
                               Chief Financial Officer, and
                               Secretary
                               (Principal Financial Officer)   April 26, 2004

/s/Victor DiTommaso
Victor DiTommaso, CPA          Vice President, Finance
                               (Chief Accounting Officer)      April 26, 2004

/s/Michael L. Richards
Michael L. Richards            Director                        April 26, 2004

/s/Ben J. Davenport, Jr.
Ben J. Davenport, Jr.          Director                        April 26, 2004

/s/L. Robbie Shaw
L. Robbie Shaw                 Director                        April 26, 2004

/s/Gordon R. Cunningham
Gordon R. Cunningham           Director                        April 26, 2004

/s/J. Spencer Lanthier
J. Spencer Lanthier            Director                        April 27, 2004

/s/Thomas E. Costello
Thomas E. Costello             Director                        April 26, 2004

/s/Burgess H. Hildreth
Burgess H. Hildreth            United States Authorized
                               Representative                  April 26, 2004

                                  EXHIBIT INDEX


Exhibit             Document Description               Exhibit Appears at
Number                                               Sequentially Numbered Page

4.1      Amended Executive Stock Option Plan (2000)               14
4.2      Amended Executive Stock Option Plan (2002)               19
5.1      Opinion of Stikeman Elliott LLP regarding
         legality of Securities being registered                  23
23.1     Consent of Counsel (contained in Exhibit 5.1)            N/A
23.2     Consent of Independent Chartered Accountants             24
24.1     Power of Attorney                                        11

EXHIBIT 4.1

                         INTERTAPE POLYMER GROUP INC.


                     AMENDED EXECUTIVE STOCK OPTION PLAN
(as approved at the Annual and Special Meeting of Shareholders held on June 21, 2000)


1.     PURPOSE OF THE PLAN.

The purpose of the Amended Executive Stock Option Plan (the "Plan") of Intertape Polymer Group Inc. (the "Company") is:

     (a) to promote a proprietary interest in the Company and its subsidiaries among their executives and directors;

     (b) to encourage the executives and directors to further the development of the Company and its subsidiaries; and

     (c) to attract and retain the key employees necessary for the Company's and its subsidiaries' long-term success.

2.     ADMINISTRATION.

The Plan shall be administered by the Board of Directors of the Company
(the "Board"). The Board shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board respecting the Plan shall be binding upon the Optionees (as hereinafter defined) and directors and conclusive.

3.    ELIGIBILITY AND PARTICIPATION.

The Board will designate those eligible employees who may participate in the Plan. Generally, participation in the Plan will be limited to those positions that can have a significant impact on the Company's or its subsidiaries' long-term results. Directors will be eligible under the Plan to receive grants in accordance with Section 5 hereof.

4.   DESCRIPTION AND NUMBER OF SECURITIES OFFERED.

The shares offered shall be "Common Shares" (the "Shares") of the Company. The total number of Shares reserved for issuance under the Plan shall be 2,829,739 Shares of the Company. The number of Shares of the Company so reserved for issuance to any one person shall not exceed five percent (5%) of the issued and outstanding Shares of the Company and the number of Shares issuable to any one insider and such insider's associates within a one-year period shall not exceed 5% of outstanding Shares. The number of Shares reserved for issuance pursuant to stock options granted to insiders under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares and the number of Shares issuable to insiders within a one-year period under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares.

5.	GRANTS.

The Board shall designate from time to time from among the eligible employees those employees (the "Optionees") and the directors of the Company to whom a grant (the "Grant") shall be made. The Board shall determine, at its discretion: the number of Shares to which such Grant relates, with reference inter alia to the Market Value of the Shares and taking into consideration with respect to an Optionee, the Optionee's base salary.

The directors of the Company who are not part of management will be granted ten thousand (10,000) options, each vesting at the rate of two thousand (2,000) options per year with the first two thousand (2,000) options vesting on the day of the Grant. Thereafter, on an annual basis, the Board may, from time to time, grant to the directors of the Company who are not part of management two thousand (2,000) options, with the same vesting rate. Any new non-management director will receive a Grant of five thousand (5,000) options with the same vesting rate upon becoming a director. The Board shall take into consideration the market value of the Shares when such Grants are being made.


The Board shall determine, with respect to a Grant, at its discretion:

(i) subject to the provisions hereof, the terms and conditions attaching thereto; and

(ii)    the date on which such Grant becomes effective.

6.	PRICE OF THE SHARES.

For the purposes of the Plan, "Market Value" shall mean the average of the closing price of the Shares on The Toronto Stock Exchange and the New York Stock Exchange (collectively, the "Exchanges") for the day immediately preceding the day of Grant, subject to the rules and policies of the Exchanges. Notwithstanding the foregoing, the Market Value shall not be lower than the closing price of the Shares on The Toronto Stock Exchange for the day immediately preceding the day of Grant.

The price of the Shares to be purchased through the exercise of an option shall be determined by the Board. The Board may determine different price for different Grants, but any such price shall never be less than the Market Value.

7.	OPTION PERIOD.

The options granted by the Board shall expire not later than ten (10) years after the date of Grant. The options granted to employees shall not be exercisable immediately on the date of such Grant, but shall vest twenty-five percent (25%) per year over four (4) years. Accordingly, twenty-five percent (25%) of the options so granted to employees shall be exercisable on or after the first anniversary of the Grant, or of the date such Grant becomes effective, as the case may be, and a further twenty-five percent (25%) of the options so granted shall be exercisable on or after each of the second, third and fourth anniversaries of the Grant, or of the date such Grant becomes effective, as the case may be.

Unless otherwise determined by the Board, all vested options under a particular Grant which have not been previously exercised or canceled shall expire twenty-four (24) months after the date of vesting of the last tranche of such Grant.

8.	PAYMENT OF THE SHARES.

Each Optionee must pay in full for the Shares purchased by way of exercising an option under the Plan.

9.	TERMINATION OF EMPLOYMENT, RETIREMENT AND DEATH.

     9.1 When an Optionee ceases to be an employee of the Company or one of its subsidiaries, for any reason other than retirement or death, the Optionee shall be entitled to exercise, within a period of three (3) months from termination of employment, the options that have vested to the Optionee as at the time of termination. All of the Optionee's non-vested options shall be immediately canceled.

     9.2 When a director ceases to be a director of the Company, such director shall be entitled to exercise, within a period of three (3) months from such an event, the options that have vested to the director at the time such director ceases to be a director of the Company. All the director's non-vested options shall be immediately canceled.

     9.3 In the case of retirement, the Optionee shall be entitled to exercise, within a period of twelve (12) months from retirement, the options that have vested to the Optionee as at the time of retirement. All of the Optionee's non-vested options shall be immediately canceled.

     9.4 In the case of an Optionee's or director's death, the estate of the Optionee or director shall be entitled to exercise, within a period of twelve (12) months from death, any option for which rights have vested to the Optionee or director as at the time of death. All of the Optionee's or director's non-vested options shall be immediately canceled.


10.     DURATION, AMENDMENT OR TERMINATION OF PLAN.

Subject to the approval of The Toronto Stock Exchange, the Board may amend or terminate the Plan at any time but, in such event, the rights of Optionees or directors related to any options granted but unexercised under the Plan shall be preserved and maintained and no amendment can confer additional benefits upon Optionees or directors or other eligible employees without prior approval by the shareholders of the Company.

11.	OFFER FOR SHARES OF THE COMPANY.

In the event that, at any time, a bona fide offer to purchase all or part of the Shares outstanding is made to all holders of Shares, notice of such offer shall be given by the Company to each Optionee and director and all granted but unexercised options will become exercisable immediately, but only to the extent necessary to enable an Optionee or director to tender his/her Shares should he/she so desire.

12.     SUBDIVISION, CONSOLIDATION, CONVERSION OR RECLASSIFICATION.

In the event that the Shares of the Company are subdivided, consolidated, converted or reclassified by the Company, or that any other action of a similar nature affecting such Shares is taken by the Company, any unexercised option shall be appropriately adjusted, and the number of Shares reserved for issuance under the Plan shall be adjusted in the same manner.

13.     NECESSARY APPROVAL.

The Company's obligation to issue and deliver Shares in accordance with the Plan, as well as any amendment thereto, is subject to the approval of regulatory authorities having jurisdiction over the Company's Shares.

14.     RIGHT NON-ASSIGNABLE.

The rights of an Optionee or a director pursuant to the provisions of this Plan are nonassignable.

15.     GOVERNING LAW.

The provisions of the Plan shall be interpreted in accordance with the laws of the Province of Quebec.

16.     PARTICIPATION VOLUNTARY.

     16.1 The participation of an employee or director in the Plan is entirely voluntary and non obligatory and shall not be interpreted as conferring upon any such employee or director any rights or privileges other than those rights and privileges expressly provided in the Plan.

     16.2 The Plan does not provide any guarantee against any loss or profit which may result from fluctuation in the Market Value of the Shares.

EXHIBIT 4.2

                          INTERTAPE POLYMER GROUP INC.
                          EXECUTIVE STOCK OPTION PLAN
                (as amended and consolidated to March 8, 2002)

1.      PURPOSE OF THE PLAN

     The purpose of the Amended Executive Stock Option Plan (the "Plan") of Intertape Polymer Group Inc. (the "Company") is:

     (a) to promote a proprietary interest in the Company and its subsidiaries among their executives and directors;

     (b) to encourage the executives and directors of the Company and of its subsidiaries to further the development of the Company and its subsidiaries; and

     (c) to attract and retain the key employees necessary for the Company's and its subsidiaries' long-term success.

2.      ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company
(the "Board"). The Board shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board respecting the Plan shall be binding upon the Optionees (as hereinafter defined) and Directors (as hereinafter defined) and conclusive.

3.      ELIGIBILITY AND PARTICIPATION

The Board will designate those eligible employees who may participate in the Plan. Generally, participation in the Plan will be limited to those positions that can have a significant impact on the Company's or its subsidiaries' long-term results. Directors (as hereinafter defined) will be eligible under the Plan to receive grants in accordance with Section 5 hereof.

4.      DESCRIPTION AND NUMBER OF SECURITIES OFFERED

The shares offered shall be "Common Shares" (the "Shares") of the Company. The total number of Shares reserved for issuance under the Plan shall be 3,361,661 Shares of the Company. The number of Shares of the Company so reserved for issuance to any one person shall not exceed five percent (5%) of the issued and outstanding Shares of the Company and the number of Shares issuable to any one insider and such insider's associates within a one-year period shall not exceed 5% of outstanding Shares. The number of Shares reserved for issuance pursuant to stock options granted to insiders under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares and the number of Shares issuable to insiders within a one-year period under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares.

5.	GRANTS

The Board shall designate from time to time from among the eligible employees those employees (the "Optionees") and the directors of the Company and of its subsidiaries (collectively, the "Directors" and individually, a "Director") to whom a grant (the "Grant") shall be made. The Board shall determine, at its discretion, the number of Shares to which such Grant relates, with reference inter alia to the Market Value of the Shares and taking into consideration, with respect to an Optionee, the Optionee's base salary.

The Board shall determine, with respect to a Grant, at its discretion:

     (i) subject to the provisions hereof, the terms and conditions attaching thereto; and

    (ii)    the date on which such Grant becomes effective.

6.     PRICE OF THE SHARES

For the purposes of the Plan, "Market Value" shall mean the average of the closing price of the Shares on The Toronto Stock Exchange and the New York Stock Exchange (collectively, the "Exchanges") for the day immediately preceding the effective date of the Grant, subject to the rules and policies of the Exchanges. Notwithstanding the foregoing, the Market Value shall not be lower than the closing price of the Shares on The Toronto Stock Exchange for the day immediately preceding the effective date of the Grant.

The price of the Shares to be purchased through the exercise of an option shall be determined by the Board. The Board may determine different price for different Grants, but any such price shall never be less than the Market Value.

7.     OPTION PERIOD

The options granted by the Board shall expire not later than ten (10) years after the effective date of the Grant. The options granted to Optionees shall not be exercisable immediately on the effective date of such Grant, but shall vest twenty-five percent (25%) per year over four (4) years. Accordingly, twenty-five percent (25%) of the options so granted to Optionees shall be exercisable on or after the first anniversary of the effective date of the Grant and a further twenty-five percent (25%) of the options so granted shall be exercisable on or after each of the second, third and fourth anniversaries of the effective date of the Grant. The options granted to Directors, who are not officers of the Corporation, shall vest as to twenty-five percent (25%) of the options so granted to Directors on the effective date of the Grant and a further twenty-five percent (25%) of the options so granted shall be exercisable on or after each of the first, second and third anniversaries of the effective date of the Grant.

Unless otherwise determined by the Board, all vested options under a particular Grant which have not been previously exercised or canceled shall expire twenty-four (24) months after the date of vesting of the last tranche of such Grant.

8.     PAYMENT OF THE SHARES

Each Optionee and each Director must pay in full for the Shares purchased by way of exercising an option under the Plan.

9.     TERMINATION OF EMPLOYMENT, RETIREMENT AND DEATH

     9.1 When an Optionee ceases to be an employee of the Company or one of its subsidiaries, for any reason other than retirement or death, the Optionee shall be entitled to exercise, within a period of three (3) months from termination of employment, the options that have vested to the Optionee as at the time of termination. All of the Optionee's non-vested options shall be immediately canceled.

     9.2 When a Director ceases to be a Director, such Director shall be entitled to exercise, within a period of three (3) months from such an event, the options that have vested to the Director at the time such Director ceases to be a Director. All the Director's non-vested options shall be immediately canceled.

     9.3 In the case of retirement, the Optionee shall be entitled to exercise, within a period of twelve (12) months from retirement, the options that have vested to the Optionee as at the time of retirement. All of the Optionee's non-vested options shall be immediately canceled.

     9.4 In the case of an Optionee's or Director's death, the estate of the Optionee or Director shall be entitled to exercise, within a period of twelve
(12) months from death, any option for which rights have vested to the Optionee or Director as at the time of death. All of the Optionee's or Director's non-vested options shall be immediately canceled.

10.    DURATION, AMENDMENT OR TERMINATION OF PLAN

Subject to the approval of The Toronto Stock Exchange, the Board may amend or terminate the Plan at any time but, in such event, the rights of Optionees or Directors related to any options granted but unexercised under the Plan shall be preserved and maintained and no amendment can confer additional benefits upon Optionees or Directors or other eligible employees without prior approval by the shareholders of the Company.

11.    OFFER FOR SHARES OF THE COMPANY

In the event that, at any time, a bona fide offer to purchase all or part of the Shares outstanding is made to all holders of Shares, notice of such offer shall be given by the Company to each Optionee and Director and all granted but unexercised options will become exercisable immediately, but only to the extent necessary to enable an Optionee or Director to tender his/her Shares should he/she so desire.

12.    SUBDIVISION, CONSOLIDATION, CONVERSION OR RECLASSIFICATION

In the event that the Shares of the Company are subdivided, consolidated, converted or reclassified by the Company, or that any other action of a similar nature affecting such Shares is taken by the Company, any unexercised option shall be appropriately adjusted, and the number of Shares reserved for issuance under the Plan shall be adjusted in the same manner.

13.    NECESSARY APPROVAL

The Company's obligation to issue and deliver Shares in accordance with the Plan, as well as any amendment thereto, is subject to the approval of regulatory authorities having jurisdiction over the Company's Shares.

14.	RIGHT NON-ASSIGNABLE

The rights of an Optionee or a Director pursuant to the provisions of this Plan are non-assignable.

15.	GOVERNING LAW

The provisions of the Plan shall be interpreted in accordance with the laws of the Province of Quebec.

16.	PARTICIPATION VOLUNTARY

     16.1 The participation of an Optionee or Director in the Plan is entirely voluntary and non obligatory and shall not be interpreted as conferring upon any such Optionee or Director any rights or privileges other than those rights and privileges expressly provided in the Plan.

     16.2 The Plan does not provide any guarantee against any loss or profit which may result from fluctuation in the Market Value of the Shares.

EXHIBIT 5.1
                   Stikeman Elliott LLP Opinion
                 [Stikeman Elliott LLP Letterhead]

                         April 27, 2004

                   Intertape Polymer Group Inc.
                   110 E. Montee de Liesse Blvd.
                 St. Laurent, Quebec, Canada  H4T 1N4

Re:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs/Madames:

We have reviewed the registration statement on Form S-8 to be filed by Intertape Polymer Group Inc. (the "Registrant"), with the Securities and Exchange Commission on or about April 28, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 956,419 Common Shares, no par value (the "Option Shares"), of the Registrant issuable pursuant to the Registrant's Amended Executive Stock Option Plan (2000), and Amended Executive Stock Option Plan
(2002) (collectively, the "Plan"). As the Registrant's Canadian general counsel, we have examined such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of the following opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Upon the basis of such examination, it is our opinion that the Option Shares, when issued in accordance with the terms of the Plan and any agreement evidencing the options being exercised, will be validly issued, fully-paid and non-assessable.

The foregoing opinion is limited to the laws of the Province of Quebec and the federal laws of Canada and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have relied as to certain matters on information obtained from officials of the Registrant and other sources believed by us to be responsible.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name whenever appearing in the Registration Statement and any documents incorporated therein by reference, and any amendments to the Registration Statement.

                                        Yours very truly,

                                        /s/STIKEMAN ELLIOTT LLP

EXHIBIT 23.2


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended Executive Stock Option Plan (2000), and the Amended Executive Stock Option Plan (2002) of Intertape Polymer Group Inc. of our report dated February 21, 2003, on the Consolidated Financial Statements of Intertape Polymer Group Inc., included in the Annual Report on Form 40-F filed with the Securities and Exchange Commission on May 20, 2003.



/s/ Raymond Chabot Grant Thornton

General Partnership
Chartered Accountants

Montreal, Canada
April 27, 2004